Exhibit (a)(1)(iii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

If you are in any doubt about what action to take, we recommend that you immediately consult your stockbroker, bank manager, lawyer, accountant or other professional or investment advisor.

This document should be read in conjunction with the offer to purchase dated December 30, 2016, and any amendments or supplements thereto, which collectively constitute the “U.S. Offer to Purchase.” The definitions used in the U.S. Offer to Purchase apply in this Letter of Transmittal. All terms and conditions contained in the U.S. Offer to Purchase applicable to ADSs are deemed to be incorporated in and form part of this Letter of Transmittal.

LETTER OF TRANSMITTAL

To transmit American Depositary Shares (“ADSs”)
evidenced by American Depositary Receipts (“ADRs”),
each ADS representing rights to five Class B Shares
of
TRANSPORTADORA DE GAS DEL SUR S.A.
at
Ps. 91.95 per American Depositary Share (payable in U.S. dollars) (CUSIP 893870204)
to
GRUPO INVERSOR PETROQUÍMICA S.L.,
WST S.A.
and
PCT LLC

THIS U.S. OFFER CAN BE ACCEPTED BY HOLDERS OF AMERICAN DEPOSITARY SHARES TENDERING THROUGH COMPUTERSHARE TRUST COMPANY, N.A., AS U.S. RECEIVING AGENT, BY 11:00 A.M., NEW YORK CITY TIME (THE “EXPIRATION TIME”), ON JANUARY 31, 2017 (THE “EXPIRATION DATE”), AS MAY BE EXTENDED.

The U.S. Offer is subject to certain Conditions described in “THE TENDER OFFER—Section 13. Conditions of the U.S. Offer.”

THE U.S. RECEIVING AGENT FOR THE OFFER:
COMPUTERSHARE TRUST COMPANY, N.A.

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
PO Box 43011	250 Royall Street, Suite V
Providence, RI 02490-3011	Canton, MA 02021

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery. Delivery of this Letter of Transmittal to Transportadora de Gas del Sur S.A. (“TGS”) or to The Depository Trust Company (“DTC”), the book-entry transfer facility for ADSs of TGS, will not constitute valid delivery to the U.S. Receiving Agent. The instructions accompanying this Letter of Transmittal should be read carefully before the Letter of Transmittal is completed. You must sign this Letter of Transmittal in the appropriate space provided and complete IRS Form W-9 (attached hereto), W-8BEN or other applicable form, as appropriate. See Instruction 12 of this Letter of Transmittal.

THIS LETTER OF TRANSMITTAL IS TO BE USED ONLY FOR TRANSMITTING ADSs. DO NOT USE THIS LETTER OF TRANSMITTAL FOR TENDERING CLASS B SHARES HELD DIRECTLY.

The method of delivery of ADSs, the Letter of Transmittal and all other required documents is at the option and risk of the tendering ADS holder. ADSs will be deemed delivered only when actually received by the U.S. Receiving Agent. If delivery is by mail, registered mail (with return receipt requested) and proper insurance is recommended. Delivery should be effected as soon as possible prior to the Expiration Time on the Expiration Date, as may be extended.

In order for a holder of ADSs to validly tender ADSs pursuant to the U.S. Offer, a properly completed and duly executed Letter of Transmittal (or a copy thereof), together with any required signature guarantees, or an Agent’s Message (as defined in Instruction 2 herein) in connection with a book-entry delivery of ADSs, and any other required documents, must be received by the U.S. Receiving Agent at one of its addresses set forth here above, and ADRs evidencing such ADSs must be received by the U.S. Receiving Agent at one of such addresses set forth here above or pursuant to the procedures for book-entry transfer set forth below (and a confirmation of receipt of such transfer received by the U.S. Receiving Agent) prior to the Expiration Time on the Expiration Date, as may be extended.

A duly completed Letter of Transmittal accompanied by ADRs evidencing ADSs, or an Agent’s Message (as defined in Instruction 2 herein) accompanied by confirmation of a book-entry transfer of ADSs through DTC, and other required documents delivered to the U.S. Receiving Agent by a holder of ADSs will be deemed (without any further action by the U.S. Receiving Agent) to constitute acceptance by such holder of the U.S. Offer with respect to the rights to Class B Shares represented by such ADSs, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and this Letter of Transmittal. The acceptance of the U.S. Offer by a tendering ADS holder pursuant to procedures described in “THE TENDER OFFER—Section 3. Procedures for Participating in the U.S. Offer—Holders of ADSs” in the U.S. Offer to Purchase, will constitute a binding agreement between such tendering ADS holder and the Offerors (as defined in the U.S. Offer to Purchase) upon the terms of the U.S. Offer. If an ADS has been tendered by an ADS holder, the rights to Class B Shares represented by such ADS may not be tendered by such ADS holder. ADSs held through the Book-Entry Transfer Facility (as hereinafter defined) must be tendered by means of delivery of the Letter of Transmittal by Agent’s Message (as defined in Instruction 2 herein) and of the ADSs pursuant to the procedures for book-entry transfer to an account opened and maintained for such purpose by the U.S. Receiving Agent within DTC (the “Book-Entry Transfer Facility”).

As an alternative to tendering the ADSs through the U.S. Receiving Agent, an ADS holder that is a U.S. holder may also surrender its ADSs to The Bank of New York Mellon, as ADS depositary, withdraw the rights to Class B Shares underlying the ADSs from the ADS program and participate directly in the Argentine Offer or the U.S. Offer as a holder of Class B Shares as described in “THE TENDER OFFER—Section 3. Procedures for Participating in the U.S. Offer—Holders of Class B Shares” in the U.S. Offer to Purchase. ADS holders electing to participate directly in the Offers as holders of Class B Shares should allow sufficient time to take all necessary steps and make all required arrangements described in “THE TENDER OFFER—Section 3. Procedures for Participating in the U.S. Offer—Holders of Class B Shares” in the U.S. Offer to Purchase.

In the event of an inconsistency between the terms and procedures set forth in this Letter of Transmittal and the U.S. Offer to Purchase, the terms and procedures set forth in the U.S. Offer to Purchase shall govern. Please contact Innisfree M&A Incorporated., the U.S. Information Agent for the U.S. Offer, at (888) 750-5834 (Toll-Free), and banks and brokers at (212) 750-5833.

BOX 1: DESCRIPTION OF ADSs TO BE TENDERED
Name(s) and address(es) of registered holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on ADRs)	ADR Serial Number(s)	ADSs to be tendered (attach additional list if necessary)(1)
		Total Number of ADSs Evidenced by ADRs	Number of ADSs To Be Tendered

Total ADSs
(1)
Unless otherwise indicated, it will be assumed that all ADSs delivered to the U.S. Receiving Agent are being tendered. See Instruction 4. You must complete Box 4 in accordance with the instructions set out therein and, if appropriate, Boxes 2 and 3.

☐	CHECK HERE IF ANY ADRs EVIDENCING ADSs THAT YOU OWN HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN (SEE INSTRUCTION 11). IF ANY ADRs HAVE BEEN LOST, DESTROYED, MUTILATED OR STOLEN, PLEASE FILL OUT THE REMAINDER OF THIS LETTER OF TRANSMITTAL AND INDICATE HERE THE NUMBER OF ADSs REPRESENTED BY THE LOST, DESTROYED, MUTILATED OR STOLEN ADRs.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: Computershare Trust Company, N.A., as U.S. Receiving Agent:

The undersigned hereby instructs the U.S. Receiving Agent to tender the above-described ADSs in the U.S. Offer, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and this Letter of Transmittal. The undersigned hereby acknowledges that delivery of this Letter of Transmittal, the ADRs and any other required documents delivered to the U.S. Receiving Agent in connection herewith will be deemed (without any further action by the U.S. Receiving Agent) to constitute acceptance of the U.S. Offer by the undersigned with respect to Class B Shares the rights to which are represented by the above-described ADSs, subject to withdrawal rights described in “THE TENDER OFFER—Section 4. Withdrawal Rights” in the U.S. Offer to Purchase and the terms and conditions set forth in this Letter of Transmittal. See Instruction 13 of this Letter of Transmittal.

The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will constitute a binding agreement between the undersigned and an Offeror upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase.

The undersigned hereby delivers to the U.S. Receiving Agent the ADRs evidencing the above-described ADSs for tender of such ADSs, in accordance with the terms and conditions set forth in the U.S. Offer to Purchase and this Letter of Transmittal.

Upon the terms and conditions set forth in the U.S. Offer to Purchase (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extensions or amendments) and to the extent permitted under applicable law, subject to and effective upon the acceptance for purchase of the ADSs validly tendered herewith in accordance with the terms and conditions set forth in the U.S. Offer to Purchase, the undersigned hereby sells, assigns and transfers to, or upon the order of, an Offeror (pursuant to the allocation of tendered ADSs among the Offerors as shall be determined by mutual agreement of the Offerors) all right, title and interest in and to all the ADSs being tendered hereby. In addition, the undersigned irrevocably constitutes and appoints the U.S. Receiving Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the ADSs and to Class B Shares the rights to which are represented by such ADSs, with full power of substitution (such power of attorney being deemed an irrevocable power coupled with an interest), all in accordance with the terms set forth in the U.S. Offer to Purchase.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the ADSs evidenced by ADRs tendered hereby and that when the ADSs are purchased by the Offerors, the Offerors will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the rights to ADSs will not be subject to any adverse claims. The undersigned agrees that the Offerors are required to and will withhold thirteen and one-half percent (13.5%) of the Offer Price (as defined in the U.S. Offer to Purchase) payable to any tendering holder not resident in Argentina for Argentine tax purposes (or, if such holder delivers to the Offerors a valid Tax Cost Certificate, in the form of either (i) Exhibit 1 hereto, in the case of individual holders or (ii) Exhibit 2 hereto, in the case of holders that are corporate entities, reasonably satisfactory to the Offerors prior to the Expiration Time on the Expiration Date, as may be extended, fifteen percent (15%) of the Net Gain) in respect of Argentine income tax on the capital gains derived from the disposition of the ADSs. The undersigned also accepts that in the event that a tendering holder delivers a Tax Cost Certificate not reasonably satisfactory to the Offerors, the Offerors will withhold thirteen and one-half percent (13.5%) of the Offer Price payable to any tendering holder not resident in Argentina for Argentine tax purposes in respect of Argentine income tax on the capital gains derived from the disposition of the Securities. In addition, the undersigned hereby represents and warrants that all documents submitted in connection with the Tax Cost Certificate are genuine and accurate. The undersigned will, upon request, execute and deliver any additional documents deemed by the U.S. Receiving Agent or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the ADSs tendered hereby.

The undersigned agrees to ratify each and every act or action that may be done or effected by any director of, or other person nominated by, the Offerors or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder. The undersigned undertakes, represents and warrants that if any provision of this Letter of Transmittal shall be unenforceable or invalid or shall not operate so as to afford the Offerors or the U.S. Receiving Agent or their respective agents the benefit of the authority expressed to be given in this Letter of Transmittal, the undersigned shall, with all practicable speed, do all such acts and actions and execute all such documents as may be required to enable the Offerors or the U.S. Receiving Agent to secure the full benefits of this Letter of Transmittal.

All authority herein conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender is irrevocable, subject to the withdrawal rights described in “THE TENDER OFFER—Section 4. Withdrawal Rights” in the U.S. Offer to Purchase.

Unless otherwise indicated herein in Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions,” the undersigned hereby instructs the U.S. Receiving Agent to:

(i) make the transfer of the Offer Price for the ADSs (representing rights to the Class B Shares) purchased in the U.S. Offer, without interest thereon, net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent rights to Class B Shares not tendered or purchased in the U.S. Offer, in the name(s) of the registered holder(s) appearing herein in Box 1: “Description of ADSs To Be Tendered.”

In the event that Box 2: “Special Issuance Instructions” is completed, the undersigned hereby instructs the U.S. Receiving Agent to:

(i) make the transfer of the Offer Price for the rights to Class B Shares represented by ADSs purchased in the U.S. Offer, without interest thereon, net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer, and/or

(ii) cause to be issued any ADRs evidencing ADSs which represent rights to Class B Shares not tendered or purchased in the U.S. Offer, in each case, in the name(s) of the person or persons so indicated.

In the event that Box 3: “Special Delivery Instructions” is completed, the undersigned hereby instructs the U.S. Receiving Agent to:

(i) make the transfer of the Offer Price, without interest thereon, net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer, and/or

(ii) return, or cause to be returned, any ADRs evidencing any ADSs which represent rights to Class B Shares not tendered or purchased in the U.S. Offer (and accompanying documents, as appropriate), in each case, to the address(es) of the person or persons so indicated.

In the case of a book-entry delivery of ADSs, the undersigned hereby instructs the U.S. Receiving Agent to credit the undersigned’s account maintained at DTC with (i) the Offer Price for ADSs (representing rights to the Class B Shares) purchased in the U.S. Offer, in each case without interest thereon, net of (a) any applicable brokerage fees or commissions and (b) applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer and (ii) ADSs representing any rights to Class B Shares not tendered or purchased in the U.S. Offer. The undersigned recognizes that the U.S. Receiving Agent will not transfer any ADSs from the name of the registered holder thereof if the Offerors do not purchase any of ADSs (representing rights to the Class B Shares) so tendered.

The terms and conditions contained in the U.S. Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this Letter of Transmittal, which shall be read and construed accordingly. This Letter of Transmittal shall not be considered complete and valid, and delivery of the consideration pursuant to the U.S. Offer to Purchase shall not be made, until the ADSs representing the rights to Class B Shares being tendered and all other required documentation have been received by the U.S. Receiving Agent as provided in the U.S. Offer to Purchase and this Letter of Transmittal.

BOX 2: SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 1, 5, 6 and 7)
   To be completed ONLY if ADRs evidencing ADSs representing rights to Class B Shares not tendered or not purchased in the U.S. Offer and/or the transfer of the Offer Price of the ADSs (representing rights to the Class B Shares) purchased in the U.S. Offer, without interest thereon, net of (i) any applicable brokerage fees or commissions and (ii) applicable withholding taxes, including Argentine capital gains tax, upon the terms and subject to the conditions set forth in the U.S. Offer, are to be issued in the name of and made to someone other than the undersigned or if ADSs representing rights to Class B Shares tendered by book-entry transfer that are not purchased in the U.S. Offer are to be returned by credit to an account maintained at DTC other than that designated above.

☐ Issue ADR and/or
☐ make transfer to:

Name:
(Please print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.) (Please also complete IRS Form W-9, Form W-8BEN, or other applicable form, as appropriate)

☐ Credit ADSs representing rights to Class B Shares tendered by book-entry transfer that are not purchased in the U.S. Offer to the account set forth below:

(DTC Account Number)

BOX 3: SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)
   To be completed ONLY if ADRs evidencing ADSs representing rights to Class B Shares not tendered or not purchased in the U.S. Offer and/or the transfer of the Offer Price of the ADSs (representing rights to the Class B Shares) purchased in the U.S. Offer are to be sent to and/or made to someone other than the undersigned or to the undersigned at an address other than that shown above.

☐ Issue ADR and/or
☐ make transfer to:

Name:	(Please print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.) (Please also complete IRS Form W-9, Form W-8BEN, or other applicable form, as appropriate)

BOX 4:
SIGN HERE
(Please also complete IRS Form W-9, Form W-8BEN, or other applicable form, as appropriate)

(Signature(s) of All Holder(s))

Dated:                        , 2017

(Must be signed by registered holder(s) exactly as name(s) of registered holder(s) appear(s) on the ADRs or the ADS Depositaries register. If signed by person(s) to which the ADSs represented hereby have been assigned or transferred as evidenced by endorsement or stock powers transmitted herewith, the signatures must be guaranteed. If signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney, agent or any other person acting in a fiduciary or representative capacity, please provide the following information. See Instructions 1 and 5.)

Name(s):
(Please Print)
Name of Entity:

Capacity (full title):

Address:
(Include Zip Code)

Telephone Number (including country and area codes):

Taxpayer Identification or Social Security No.:
☐	CHECK HERE IF YOU ARE A FOREIGN BENEFICIARY(1)
☐	CHECK HERE IF YOU ARE AN ARGENTINE RESIDENT INDIVIDUAL
☐	CHECK HERE IF YOU ARE AN ARGENTINE RESIDENT ENTITY(2)
(1)	Foreign Beneficiary means individuals and entities that are not Argentine residents for Argentine tax purposes.
(2)	Argentine Resident Entity means Argentine legal entities in general, corporations organized or incorporated under Argentine law, certain traders and intermediaries, local branches of non-Argentine entities, entities included in Section 1 of Argentine Law No. 22,016, certain trusts created in accordance with Argentine law, certain mutual funds, sole proprietorships and individuals carrying on certain commercial activities in Argentina.

GUARANTEE OF SIGNATURE(S)
(If required, see Instructions 1, 2, 5 and 13)

Authorized Signature

Name (Please Print)

Name of Financial Institution

Address

Zip Code

Telephone Number (including Country and Area Codes)

Dated:                         , 2017

INSTRUCTIONS

Forming Part of the Terms and Conditions of the U.S. Offer

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (which include most commercial banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange Medallion Signature Program (“MSP”) or the Stock Exchanges Medallion Program (“SEMP”) or any other “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each of the foregoing, an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the ADSs representing rights to Class B Shares tendered herewith and such holder(s) have not completed either Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” herein, or (b) if the ADSs are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and ADSs. This Letter of Transmittal is to be completed by ADS holders if ADRs are to be forwarded herewith. An Agent’s Message must be utilized if delivery of ADSs is to be made by book-entry transfer to an account maintained by the U.S. Receiving Agent at DTC pursuant to the procedures for book-entry transfer. ADRs evidencing ADSs or confirmation of any book-entry transfer into the U.S. Receiving Agent’s account at DTC of ADSs delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or an originally signed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message and any other documents required by this Letter of Transmittal, must be delivered to the U.S. Receiving Agent at one of its addresses set forth herein prior to the Expiration Time on the Expiration Date, as may be extended. If ADRs are forwarded to the U.S. Receiving Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or an originally signed facsimile thereof) must accompany each such delivery.

The term “Agent’s Message” means a message transmitted by means of DTC to, and received by, the U.S. Receiving Agent and forming a part of a book-entry confirmation which states that DTC has received an express acknowledgment from the DTC participant tendering ADSs that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Offerors may enforce such agreement against the participant.

The method of delivery of ADRs and all other required documents is at the sole option and risk of the tendering holders of ADSs. ADRs will be deemed delivered only when actually received by the U.S. Receiving Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3. Inadequate Space. If the space provided herein is inadequate, the serial numbers of the ADRs, the total number of ADSs evidenced by such ADRs, the number of ADSs representing the rights to Class B Shares tendered and any other required information should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If fewer than all of the ADSs evidenced by ADRs delivered to the U.S. Receiving Agent are to be tendered, fill in the number of ADSs to be tendered in Box 1: “Number of ADSs To Be Tendered.” In such case, new ADRs evidencing the remainder of the ADSs will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in Box 3: “Special Delivery Instructions” on this Letter of Transmittal, as soon as practicable after the date on which such ADSs are purchased in the U.S. Offer. All the ADSs delivered to the U.S. Receiving Agent will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the ADSs representing rights to Class B Shares tendered hereby, the signature(s) must correspond to the name(s) as written on the face of the ADRs evidencing those ADSs without any alteration or change whatsoever. DO NOT SIGN THE BACK OF THE ADRs.

If any of the ADSs tendered hereby is owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal. If any of the ADSs tendered in the U.S. Offer is registered in different names on several ADRs, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of ADRs.

If this Letter of Transmittal or any ADRs or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Offerors of their authority to act must be submitted.

If this Letter of Transmittal is signed by the registered holder(s) of the ADSs listed and transmitted hereby, no endorsements of ADRs or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the ADSs tendered hereby, the ADRs evidencing the ADSs must be endorsed or accompanied by appropriate stock powers signed exactly as the name(s) of the registered holder(s) appear(s) on such ADRs. Signatures on such ADRs or stock powers must be guaranteed by an Eligible Institution.

6. Stock Transfer Taxes. The registered holder(s) of the ADSs listed and transmitted hereby must pay any stock transfer taxes (a) with respect to the transfer of ADSs and (b) if ADSs not tendered or purchased in the U.S. Offer are to be registered in the name of any person(s) other than the registered holder(s), with respect to the transfer to such person(s). Any such stock transfer taxes (whether imposed on the registered holder(s) or any other person(s)) will be deducted from the Offer Price, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. Except as otherwise provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the ADSs listed and transmitted hereby.

7. Special Issuance and Delivery Instructions. If the payment for ADSs purchased in the U.S. Offer and/or ADRs evidencing ADSs not tendered or purchased in the U.S. Offer is or are to be issued in the name of a person other than the signatory of this Letter of Transmittal or if such payment is to be sent and/or such ADRs are to be returned to a person other than the signatory of this Letter of Transmittal or to an address other than that indicated in Box 1: “Description of ADSs To Be Tendered,” the appropriate Special Delivery Instructions (Box 3) and/or Special Issuance Instructions (Box 2) on this Letter of Transmittal should be completed.

8. Waiver of Conditions. The Offerors, in accordance with the terms set forth in the U.S. Offer to Purchase, have reserved the right to waive all or any of the Conditions to the U.S. Offer described in “THE TENDER OFFER—Section 13. Conditions of the U.S. Offer” in the U.S. Offer to Purchase, in whole or in part, prior to the Expiration Time on the Expiration Date, as may be extended.

9. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the U.S. Offer to Purchase or this Letter of Transmittal may be directed to the U.S. Information Agent at the addresses and telephone numbers set forth on the back cover of this Letter of Transmittal.

10. Holders of Class B Shares. This Letter of Transmittal cannot be used to tender Class B Shares, except insofar as rights to Class B Shares are represented by ADSs. If you hold Class B Shares the rights to which are not represented by ADSs and you are a U.S. holder (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended), you can only tender such Class B Shares in the U.S. Offer by following the instructions in “THE TENDER OFFER—Section 3. Procedures for Participating in the U.S. Offer—Holders of Class B Shares” in the U.S. Offer to Purchase. Please refer to the U.S. Offer to Purchase for more information and contact the U.S. Information Agent with any questions.

11. Lost, Destroyed or Stolen ADRs. If any ADRs evidencing ADSs have been lost, destroyed, mutilated or stolen, the holder should complete and sign this Letter of Transmittal and return it to the U.S. Receiving Agent indicating the number of ADRs that have been lost, destroyed, mutilated or stolen in Box 1: “Description of ADSs To Be Tendered”, or call the U.S. Information Agent at (888) 750-5834 (Toll-Free), and banks and brokers at (212) 750-5833, for further instructions as to the steps that must be taken in order to replace the ADRs. This Letter of Transmittal and related documents cannot be processed, and the ADSs evidenced by such ADRs cannot be tendered, until the procedures for replacing lost or destroyed ADRs have been complied with. There will be no guaranteed delivery process available to tender ADSs.

12. U.S. Information Reporting and U.S. Backup Withholding. Payments made to holders of ADSs may be subject to U.S. information reporting and U.S. backup withholding of U.S. federal income tax, currently at a rate of twenty-eight percent (28%). Certain holders are not subject to these U.S. information reporting and U.S. backup withholding requirements. To avoid U.S. backup withholding, U.S. Holders (as defined in “THE TENDER OFFER—Section 6. Certain U.S. Federal Income and Argentine Tax Consequences—U.S. Federal Income Tax Consequences” in the U.S. Offer to Purchase) that do not otherwise establish an exemption should complete and return an Internal Revenue Service (“IRS”) Form W-9, certifying that the U.S. Holder is a U.S. person, that the taxpayer identification number provided is correct, and that the U.S. Holder is not subject to U.S. backup withholding. Failure to provide the correct information on the Form W-9 may subject the tendering U.S. Holder to a $50.00 penalty imposed by the IRS. Holders that are non-U.S. persons may be required to complete and submit an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS W-8 Form, signed under penalties of perjury, attesting to the holder’s foreign status. IRS forms may be obtained from the IRS website at www.irs.gov.

13. Withdrawal Rights. Tenders of ADSs made pursuant to the U.S. Offer may be withdrawn at any time prior to the Expiration Time on the Expiration Date, as may be extended.

To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the U.S. Receiving Agent at its address set forth on the back cover of the U.S. Offer to Purchase and must specify the name of the person who tendered ADSs to be withdrawn and the number of ADSs to be withdrawn and the name of the registered holder of ADSs, if different from that of the person who tendered such ADSs. If the ADSs to be withdrawn have been delivered to the U.S. Receiving Agent, a signed notice of withdrawal with (except in the case of ADSs tendered by an Eligible Institution) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such ADSs. In addition, such notice must specify, in the case of ADSs tendered by delivery of ADRs, the name of the registered holder (if different from that of the tendering holder) and the serial numbers shown on the particular ADRs evidencing the ADSs to be withdrawn or, in the case ADSs tendered by book-entry transfer, the name and number of the account at one of the Book-Entry Transfer Facilities to be credited with the withdrawn ADSs. Withdrawals may not be rescinded (without the written consent of the Offerors), and ADSs withdrawn will thereafter be deemed not validly tendered for purposes of the U.S. Offer. However, withdrawn ADSs may be re-tendered by again following one of the procedures described in Section 4 of the U.S. Offer to Purchase, at any time prior to the Expiration Time on the Expiration Date, as may be extended.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Offerors, in their sole discretion, subject to applicable law, which determination shall be final and binding. None of the Offerors, the U.S. Receiving Agent, the U.S. Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

Important: This Letter of Transmittal, together with the ADRs, or an Agent’s Message (as defined in Instruction 2 herein), together with confirmation of book-entry transfer of ADSs through DTC, and all other required documents, must be received by the U.S. Receiving Agent prior to the Expiration Time on the Expiration Date, as may be extended.

EXHIBIT 1

Tax Cost Certificate for Individuals

REPORT OF FACTUAL FINDINGS

To [Name of Individual]:
[Address]
Country of birth: [         ]
Date of birth: [         ]
VOI Number: [         ]

We have performed the procedures agreed with you and enumerated below with respect to the amount[s] paid by [Name of Individual], as detailed in the table below, for the acquisition of the American Depositary Shares (“ADSs”) of Transportadora de Gas del Sur S.A. (“TGS”), in connection with the U.S. Offer (as defined in the U.S. Offer to Purchase) by Grupo Inversor Petroquímica S.L. (“GIP”), a limited company organized under the laws of Spain, WST S.A. (“WST”), a corporation organized under the laws of Argentina and PCT LLC (“PCT”), a limited liability company organized under the laws of the State of Delaware, United States of America (collectively, the “Offerors”), to purchase up to a total of 194,651,345 outstanding Class B shares of common stock, one peso (Ps. 1.00) nominal amount each per share (the “Class B Shares”) held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended), including Class B Shares represented by ADSs (each ADS representing rights to five (5) Class B Shares), which represent twenty-four and one-half percent (24.5%) of the capital stock of TGS. [Name of Individual] is responsible for maintaining the appropriate documentation. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, ‘Engagements to perform agreed-upon procedures regarding financial information.’ The procedures were performed solely to assist you in evaluating the validity of the amount[s] paid by [Name of Individual] for the acquisition of the Class B Shares and/or ADSs of TGS based on the appropriate documentation of [Name of Individual], apostilled and notarized copies of which are attached hereto as Annex A, and are summarized below, together with the findings.

• We compared the amounts in the table below under the headings “Quantity of Class B Shares” and “Amount in currency of payment” to the amount[s] in the [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of Individual] and found the amounts compared to be in agreement.

• We compared the date[s] in the table below under the heading “Date of acquisition” to the date[s] in the [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of [Name of Individual] and found the dates compared to be in agreement.

• We compared the amounts in the table below under the heading “Exchange rate at acquisition date” to the corresponding selling exchange rate for the date of the transaction as published by the Banco de la Nación Argentina and found the amounts compared to be in agreement.

• We checked the calculation of the product of the amounts in the table below under the heading “Amount in currency of payment” by the amounts in the table below under the heading “Exchange rate at acquisition date” and found the result included in the table below under the heading “Amount in Ps.” to be correct.

• [Other procedures as deemed necessary under the circumstances.]

Date of acquisition	Quantity of ADSs	Amount in currency of payment [specify | currency]	Selling exchange rate at Banco de la Nación Argentina at acquisition date [Ps.][2]	Amount in Ps.	Additional information
[Include individual lines for each acquisition]
Total

[Name of firm]
[Date]
[Address]

2	Historical exchange rates should be obtained at http://www.bna.com.ar. If the acquisition was made in a currency other than US dollars, such currency must be translated into US dollars before converting it into Argentine Pesos (“Ps.”). The conversion into Ps. shall be made using the Banco de la Nación Argentina selling exchange rate.

ANNEX A

[Apostilled and Notarized Copies of Supporting Documents]

EXHIBIT 2

Tax Cost Certificate for Corporate Entities

REPORT OF FACTUAL FINDINGS

To the Management Company of
[Name of the Company]
[Address]
Country of Constitution: [         ]
Date of constitution: [         ]
VOI Number: [         ]

We have performed the procedures agreed with you and enumerated below with respect to the amounts paid by [Name of the Company] (the “Company”), as detailed in the table below, for the acquisition of the American Depositary Shares (“ADSs”) of Transportadora de Gas del Sur S.A. (“TGS”), in connection with the U.S. Cash Tender Offer to purchase (as defined in the U.S. Offer to Purchase) by Grupo Inversor Petroquímica S.L. (“GIP”), a limited company organized under the laws of Spain, WST S.A. (“WST”), a corporation organized under the laws of Argentina and PCT LLC (“PCT”), a limited liability company organized under the laws of the State of Delaware, United States of America (collectively, the “Offerors”), to purchase up to a total of 194,651,345 outstanding Class B shares of common stock, one peso (Ps. 1.00) nominal amount each per share (the “Class B Shares”) held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended), including Class B Shares represented by ADSs (each ADS representing rights to five (5) Class B Shares), which represent twenty-four and one-half percent (24.5%) of the capital stock of TGS. The Company’s management is responsible for maintaining the appropriate documentation. Our engagement was undertaken in accordance with the International Standard on Related Services 4400, ‘Engagements to perform agreed-upon procedures regarding financial information.’ The procedures were performed solely to assist you in evaluating the validity of the amounts paid by the Company for the acquisition of Class B Shares and/or ADSs of TGS based on the appropriate documentation and accounting records of the Company, apostilled and notarized copies of which are attached hereto Annex A, and are summarized below, together with the findings.

• We compared the amounts in the table below under the headings “Quantity of Class B Shares” and “Amount in currency of payment” to the amounts in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of the Company and found the amounts compared to be in agreement.

• We compared the date[s] in the table below under the heading “Date of acquisition” to the date[s] in the accounting records and [specify supporting documentation, such as invoices, bank statements, brokers’ statements, contracts, etc.] of the Company and found the dates compared to be in agreement.

• We compared the amounts in the table below under the heading “Exchange rate at acquisition date” to the corresponding selling exchange rate for the date of the transaction as published by the Banco de la Nación Argentina and found the amounts compared to be in agreement.

• We checked the calculation of the product of the amounts in the table below under the heading “Amount in currency of payment” by the amounts in the table below under the heading “Exchange rate at acquisition date” and found the result included in the table below under the heading “Amount in Ps.” to be correct.

• [Other procedures as deemed necessary under the circumstances.]

Date of acquisition	Quantity of ADSs	Amount in currency of payment [specify | currency]	Selling exchange rate at Banco de la Nación Argentina at acquisition date [Ps.][2]	Amount in Ps.	Additional information
[Include individual lines for each acquisition]
Total

[Name of firm]
[Date]
[Address]

2	Historical exchange rates should be obtained at http://www.bna.com.ar. If the acquisition was made in a currency other than US dollars, such currency must be translated into US dollars before converting it into Argentine Pesos (“Ps.”). The conversion into Ps. shall be made using the Banco de la Nación Argentina selling exchange rate.

ANNEX A

[Apostilled and Notarized Copies of Supporting Documents]

The U.S. Information Agent
for the U.S. Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor
New York, NY 10022
Class B Shareholders or ADS Holders Call Toll-Free: (888) 750-5834
Bankers and Brokers Call Collect: (212) 750-5833